SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 20, 2006


                                TRILLIANT, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                     000-50101                     91-2135425
(State of incorporation        (Commission File No.)           (I.R.S. Employer
    or organization)                                         Identification No.)


     5046 East Boulevard, Northwest
             Canton, Ohio                                           44718
(Address of principal executive offices)                         (Zip Codes)


                                 (330) 966-8120
              (Registrant's telephone number, including area code)


                             E AND S HOLDINGS, INC.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4 (c) under the
    Exchange Act

SECTION 5 - CORPORATE GOVERNMENTS AND MANAGEMENT

ITEM 5.02 - ELECTION OF DIRECTORS

The Shareholders of the Corporation through an action of a majority of the Shareholders have elected an additional Director to the Corporation. The new director is Mr. Gary Campbell of 40318 Berrington Drive, Palm Dessert, California 92211. Mr. Campbell is not replacing any of the current Directors, instead, the Board of Directors has been expanded to three in number. The election of this Director was taken by a majority consent and without meeting, pursuant to the corporate statutes of the State of Nevada.

ITEM 5.03 - AMENDMENT TO ARTICLES OF INCORPORATION

The Shareholders of the Corporation have voted to amend the Articles of Incorporation to change the name of the Corporation to Trilliant, Inc. This action was taken on December 20, 2006. The change of the Corporation name shall become effective upon filing of a Certificate of Amendment with the Secretary of State of Nevada, which is contemplated to occur on December 21, 2006. This action was taken without meeting, by a majority action of the shareholders of the corporation, pursuant to the corporate statutes of the State of Nevada.

SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

The Directors of the Corporation have voted a 4 to 1 forward stock split of the Company's common stock. After the effective date of the split, each 1 share of common stock shall be exchanged for 4 shares of post split common stock. This action was taken on December 14, 2006 and applies to holders of record on that date. The forward split will become effective on December 28, 2006 or such later date as the Board determines is necessary to provide proper notice to the NASD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Date: December 21, 2006

                                        Trilliant, Inc.


                                        By: /s/ Edward A. Barth
                                           -------------------------------------
                                           Edward A. Barth, Chief Executive
                                           Officer, Chief Financial Officer